EXHIBIT 99

Form 4 - Joint Filer Information

Name:	Alcimede LLC

Address:	400 South Australian Avenue, 8th Floor
West Palm Beach, FL 33401

Designated Filer:	Seamus Lagan

Issuer & Ticker Symbol:	Rennova Health, Inc. (RNVA)

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	August 15, 2017

Relationship of Reporting Person
to Issuer:	Other

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature: Alcimede LLC

By: /s/ Seamus Lagan

      Seamus Lagan, Sole Manager